UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 31, 2008

CHAMPIONS BIOTECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17263	52-1401755
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 North 14th Street
Arlington, VA	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 630-1313

(Former name or former address, if changed since last report.)
2200 Wilson Blvd., Suite 102-316, Arlington, VA 22201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers

NEW DIRECTORS

Champions Biotechnology, Inc., (the “Company”) announced that effective March 31, 2008, Manuel Hidalgo M.D., Ph.D.,
Durwood Settles and Michael Tomic resigned as directors of the Company. No disagreements with the Company were cited by any director in connection with their respective resignations.

At the same time, Abba David Poliakoff and Ana I. Stancic were appointed as independent directors. Information regarding each new director is presented in the text of the attached related press release (Exhibit 99.1)

The Board adopted a Director Compensation Plan whereby each new Director receives an initial grant of stock options to purchase 50,000 shares of common stock, vesting over a three year period, and options to purchase 20,000 shares each additional year. The exercise price is the market price of the common stock on the date of grant. The Chairman of the Board will receive an annual grant of 40,000 shares.

NEW OFFICERS

In addition, effective March 31, 2008 Douglas D. Burkett, Ph.D. was appointed to serve as the Company’s President, and Manuel
Hidalgo M.D., Ph.D., stepped off the Board to serve in a consulting role as the Company’s Chief Scientific Officer. Durwood
Settles was appointed as the acting Chief Financial Officer. James M. Martell, the Company’s founder and director who also served as President and CEO as well as CFO, resigned those positions effective March 31, 2008 and was appointed Chief
Administrative Officer. Information regarding each new officer is presented in the text of the attached related press release
(Exhibit 99.1)

EMPLOYMENT AGREEMENTS

The Company entered into an employment agreement dated March 27, 2008 with Dr. Burkett to serve as President. The term of the agreement commences on March 31, 2008 and extends for a two-year period, renewing automatically for successive one year periods unless notice of non-renewal is given. Dr. Burkett’s compensation includes a salary of $225,000 per annum, participation in Company employee benefit plans and reconfirmation of an option previously granted on October 10, 2007 to acquire 500,000 shares of common stock at an exercise price of $0.75 per share, the market price of the common stock on the date the option was issued. The options to purchase shares vest at the rate of 166,665 shares on the first anniversary of the grant date, 166,665 shares on the second anniversary of the grant date and 166,670 shares on the third anniversary of the grant date. All vested options will be exercisable over a five-year period expiring on the fifth anniversary of the grant date, provided that the options will terminate upon a material breach by the executive of the employment agreement. The agreement further provides that if the Company terminates the executive’s employment without cause, the Company shall pay the executive severance equal to four months’
salary and his options shall immediately vest.

The Company entered into an employment agreement dated March 31, 2008 with James Martell to serve as Chief Administrative
Officer. The term of the agreement commences on March 31, 2008 and extends for a one-year period, renewing automatically for successive one year periods unless notice of non-renewal is given. Mr. Martell’s compensation includes a salary of $185,000 per annum and participation in Company employee benefit plans. The agreement further provides that if the Company terminates the executive’s employment without cause, the Company shall pay the executive severance equal to three months’ salary.
The text of the related press release, which is attached as Exhibit 99.1, is incorporated by reference herein in its entirety.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release April 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 1, 2008	CHAMPIONS BIOTECHNOLOGY, INC.

	By:	/s/ Douglas D. Burkett
Douglas D. Burkett
President

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